8-K 1 body.htm SEAI 8-K 7-6-06

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2006

SOVEREIGN EXPLORATION ASSOCIATES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Utah	333-29903	30-0123229
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

503 Washington Avenue
Suite 2D
Newtown, Pennsylvania 18940

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: 215-968-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 OTHER EVENTS
SETTLEMENT AGREEMENT AND GENERAL RELEASE.

Effective June 30, 2006 Sovereign Exploration Associates International, Inc. (SVXA) executed a Settlement Agreement (the "Agreement") with KMA Capital Partners, Inc., KMA Capital, Ltd. (KMA), James Jenkins (Jenkins) , Charles Giannetto (Giannetto) and CF Holdings (CF) resolving all arbitration matters contained in the arbitration Case NO: 33-180-00463-05 (the "Arbitration") filled by KMA, Jenkins, Giannetto and CF against SVXA on April 26, 2006, response and derivative claims filed by SVXA against KMA, Jenkins, Giannetto and CF on May 5, 2006.

The terms of the Settlement Agreement and General Release (Exhibit A) resolves all pending claims, unasserted claims, counterclaims by and between all parties related to matters associated with the October 17, 2006 Exchange Agreement.

1. The terms of the Agreement define and finalize issues directly and indirectly related to the October 17, 2005 Exchange Agreement executed by SVXA and KMA, Jenkins, Giannetto and CF.

a. SVXA shall issue 303,334 shares to KMA, 303,334 shares to Jenkins and 303,334 shares to Giannetto of SVXA stock with an issue date of January 18, 2006. The shares will be restricted securities under rule 144 and subject to a Leak Out Agreement (Exhibit B) and an Escrow Agreement (Exhibit C) defining the terms under witch KMA, Jenkins and Giannetto can sell the SVXA securities.

b. SVXA will instruct Transfer on Line to remove a "stop" placed on KMA's two (2) certificates of 200,000 shares of common stock of SVXA (400,000 shares total). The 400,000 shares will be subject to a Leak Out Agreement defining the terms under witch KMA, Jenkins and Giannetto can sell the SVXA securities.

2. Jenkins and Giannetto will cooperated with SVXA providing documentation requested by SVXA to address request from the Securities and Exchange Commission (the "SEC").

3. Jenkins and Giannetto will cooperate with SVXA in resolving issues with Golden Gate Investment and Brent Romney.

4. SVXA, KMA, Jenkins, Giannetto and CF in consideration for the settlement enter into a reciprocating release and discharge.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) EXHIBITS.

10.01	Settlement Agreement and General Release dated June 30, 2006.
10.02	Leak Out Agreement dated June 30, 2006.
10.03	Escrow Agreement June 30, 2006
10.04	Promissory Note and Security Agreement

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVEREIGN EXPLORATION ASSOCIATES INTERNATIONAL INC.

By: /s/ Robert D. Baca
Robert D. Baca
President / Chief Executive Officer

Dated: June 30, 2006